                              MID-STATE TRUST 199 -

                 $ [________] [ ]% Asset Backed Notes, Class A-1 $ [________] [ ]% Asset Backed Notes, Class A-2 $ [________] [ ]% Asset Backed Notes, Class A-3 $ [________] [ ]% Asset Backed Notes, Class A-4


                             UNDERWRITING AGREEMENT

                                _________ __, 199

[Underwriter],
[Address]

Ladies and Gentlemen:


          Mid-State Homes, Inc. (the "Company"), a Florida corporation and an indirect, wholly-owned subsidiary of Walter Industries, Inc. ("Walter Industries"), has entered into a trust agreement dated as of _________, 199_ (the "Trust Agreement") with ______________, a ______________ (not in its individual capacity, but solely as trustee under the Trust Agreement, together with its permitted successors and assigns, the "Owner Trustee") creating Mid-State Trust 199 - , a business trust established under the laws of the state of Delaware (the "Trust" or the "Issuer"). The Issuer will act at all times through the Owner Trustee.

          The Company proposes to direct the Owner Trustee to issue the [ ]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), [ ]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), [ ]% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and [ ]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes"), each in the aggregate principal amount set forth above (the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes collectively referred to as the "Notes"). The Notes shall be issued under an indenture (the "Indenture"), dated as of _________, 199_ between the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, and ________________ (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. The Company also proposes to direct the Owner Trustee to cause the Notes to be sold to you (the "Underwriter" or "you") with respect to the public offering by you of the Notes.

          The Notes are secured by (i) certain building and installment sale contracts, promissory notes, related mortgages and other security instruments ("Accounts") owned directly or indirectly by the Company and having an aggregate outstanding Economic Balance of $[_________] as of _________, 199_ (the "Cut-Off Date"), (ii) the Collection Account established under the Indenture and (iii) the Trust's rights under the Servicing Agreement (the "Servicing Agreement") dated as of __________, 199_ among the Issuer, the Trustee and the

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Company (in its capacity as Servicer under the Servicing Agreement, together with its successors and assigns, the "Servicer"). The Company will sell the Accounts to the Issuer pursuant to the Purchase and Sale Agreement dated as of the Closing Date (the "Purchase Agreement").

          This Agreement shall confirm the arrangements with respect to your purchase of the Notes.

          SECTION 1. Representations and Warranties. (a) The Company represents and warrants to you as follows:

          (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (file number 333-[______]), which has become effective, for the registration under the Act of the Notes. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised the Underwriter of all further information with respect to the Company and the Notes to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement;" such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus;" and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than any information contained in any Current Report (as defined in Section 3(ii) below) filed pursuant to Section 3(ii) hereof or pursuant to any other underwriting agreement entered into by the Company, on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference other than any information contained in any Current Report filed pursuant to Section 3(ii) hereof or pursuant to any other underwriting agreement entered into by the Company.

          (ii) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (A) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or
     (B) the Current Report (as defined in Section 3(ii) below), or in any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto).

          (iii) As of the date hereof, the Indenture was or will be duly qualified under, and conformed in all material respects with, the requirements of the 1939 Act and the rules and regulations thereunder (the "1939 Act Regulations"), and on the Closing Date, the Indenture will be so qualified and in conformity.

          (iv) Price Waterhouse LLP are independent public accountants with respect to the Company as required by the Act.

          (v) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own, lease and operate its property; and the Company is qualified to do business and is in good standing in each jurisdiction to the extent necessary to permit the servicing of each Account in accordance with the terms of the Servicing Agreement.

          (vi) The issuance and sale of the Notes to the Underwriter, the execution, delivery and performance by the Company of this Agreement, the Servicing

     Agreement, the Purchase Agreement, the Trust Agreement or any other agreement or instrument contemplated therein or herein and the assignment to the Trust of the Accounts and the authorization by the Company of the execution, delivery and performance by the Owner Trustee of the Indenture and the issuance of the Notes are within the corporate power and authority of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issuance and sale of the Notes to the Underwriter nor the execution, delivery and performance of this Agreement, the Servicing Agreement, the Purchase Agreement, the Trust Agreement or any other agreement or instrument contemplated herein or therein nor the consummation of the transactions contemplated herein or therein nor compliance by the Company with the provisions hereof or thereof, nor the assignment to the Owner Trustee of the Accounts, nor the execution, delivery and performance by the Owner Trustee of the Indenture and the issuance of the Notes, nor compliance by the Owner Trustee with the provisions thereof conflicts with or results in a material breach or violation of any of the terms or provisions of or (with or without notice, lapse of time or both) constitutes a default under any statute, indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, the Company's certificate of incorporation or by-laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms or provisions of any statute, indenture, mortgage, deed of trust, note or other agreement or instrument, except for the liens created or contemplated by the Indenture.

          (vii) This Agreement has been and on or prior to the Closing Date, the Servicing Agreement, the Trust Agreement, and the Purchase Agreement will have each been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement, the Servicing Agreement, the Trust Agreement, and the Purchase Agreement each constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (viii) The Notes and the Indenture will conform in all material respects to all statements relating thereto in the related Final Prospectus, and are duly and validly authorized and, when the related Notes have been executed, authenticated and delivered in accordance with the Indenture, and delivered to and paid for by the Underwriter as provided herein, the related Notes will be entitled to the benefits and security afforded by the Indenture, and will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms and the terms of the Indenture.

          (ix) The Company is not in violation of its certificate of incorporation or any applicable administrative or court order or decree.

          (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein); all pending legal or governmental proceedings to which the Company is a party or of which any of their properties or assets are the subject which are not described in the Registration Statement including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material;

          (xi) The Company possesses such licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and to perform the servicing obligations under the Servicing Agreement, and the Company has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (xii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes, or the consummation by the Company of the other transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any other agreement or instrument contemplated therein or herein, except filings required to perfect the liens of the Indenture and except such as may be required under the Act or state securities laws and such as have been obtained and are in effect.

          (xiii) Upon the payment by the Issuer for the Accounts in accordance with the Purchase Agreement, the Company will have duly and validly sold and assigned all right, title and interest in the Accounts to the Issuer; the Issuer will have good and valid title to the Accounts free and clear of all liens, encumbrances, and other interests of others except to the extent permitted in the Indenture; and the Company will be the sole beneficial owner of the Issuer.

          (xiv) The Trust Agreement is effective to establish the Trust under and pursuant to the laws of the State of Delaware.

          (xv) The Company and the Issuer are not, and will not be required as a result of the offer and sale of the Notes to register as, an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") and neither the Company nor the Issuer is "controlled" by an "investment company" as defined in the 1940 Act.

          (xvi) The Accounts conform in all material respects to the statements and description thereof contained in the Final Prospectus.

          (b) Any certificate signed by any officer of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Underwriter: Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to direct the Owner Trustee to sell on behalf of the Issuer to the Underwriter, and the Underwriter agrees to purchase from the Owner Trustee acting on behalf of the respective Issuer, the principal amounts of Notes set forth opposite the name of such Underwriter at a price equal to _________% of the principal amount thereof plus accrued interest, if any, from _________, 199_ to but not including the Closing Date.

          (b) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Underwriter and the Company at 10:00 A.M. on [_________] or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of delivery being herein called the "Closing Date"). Payment shall be made to the Owner Trustee in same day funds against delivery of the Notes to, or at the direction of, the Underwriter. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The Notes will be made available for examination by the Underwriter not later than 10:00 A.M. on the last business day prior to the Closing Date. The Notes will be delivered to The Depository Trust Company in New York, New York on the business day prior to the Closing Date, to be released upon the purchase thereof and payment therefor in accordance herewith.

          SECTION 3. Covenants. The Company covenants with you as follows:

          (i) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Underwriter promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order

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     suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) The Company will use its best efforts to cause any Computational Materials, Collateral Term Sheets and ABS Term Sheets (each as defined in Section 10 below) with respect to the Notes which are delivered by the Underwriter to the Company pursuant to Section 10 to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than the business day immediately following the day on which such Computational Materials, Collateral Term Sheets or ABS Term Sheets are delivered to counsel for the Company by the Underwriter as provided in
     Section 10, and will promptly advise the Underwriter when such Current Report has been so filed. Such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriter pursuant to
     Section 10 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriter, are not required to be filed pursuant to the No-Action Letters (as defined in Section 10 below), or which contain erroneous information or contain any untrue statement of a material fact or, which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriter to the Company pursuant to Section 10 hereof.

          (iii) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (i) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials that are

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     furnished to the Company pursuant to Section 10(d) hereof which the
     Company determine to file in accordance therewith.

          (iv) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto (other than exhibits to the related Current Report) as the Underwriter may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by the Underwriter.

          (v) To use its best efforts, in cooperation with the Underwriter, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified.

          (vi) The Issuer will use the net proceeds received by it from the sale of the Notes in the manner specified in the related Prospectus under "Use of Proceeds."

          (vii) So long as any of the Notes shall be outstanding, the Company will deliver to you each annual statement as to compliance delivered to the Trustee pursuant to Section 3.09 of the Indenture, and each statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 8.08 of the Indenture, as soon as such statements are furnished to the Trustee, and will furnish to you monthly a copy of the magnetic tape containing the Schedule of Accounts information.

          SECTION 4. Payment of Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Final Prospectus or Final Prospectus and any amendment to the Final Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (f) any fees charged by securities rating services for rating the Notes; (g) all costs and

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expenses related to the issuance and delivery of "True Sale" and tax opinions by [___________]; and (h) all other costs and expenses incident to the performance of the obligations of the Underwriter (including half of the costs and expenses of your counsel); provided that, except as provided in this Section 4, the Underwriter shall pay any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriter and half the costs and expenses of their counsel.

          If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9, the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including fees and disbursements of counsel for the Underwriter.

          SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

          (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contained or contains an untrue statement of a fact or omitted or omits to state a fact which, in the opinion of [___________], counsel for the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Indenture, the Trust Agreement, the Purchase Agreement, the Servicing Agreement, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) On the Closing Date, the Underwriter shall have received:

          (1) The opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel for the Issuer, substantially in the form attached hereto as Exhibit A.

          (2) The opinion, dated the Closing Date, of Carlton Fields, counsel for the Company, substantially in the form attached hereto as Exhibit B.

          (3) The favorable opinion, dated as of the Closing Date of _________________, counsel for the Owner Trustee, substantially in the form attached hereto as Exhibit C.

          (4) The favorable opinions of local counsel to the Company in those jurisdictions determined by the Underwriter, dated the Closing Date, in form and substance acceptable to the Underwriter and its counsel.

          (5) The favorable opinion, dated the Closing Date, of ________________, counsel for the Trustee, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

         (i) The Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

         (ii) The Indenture has been duly and validly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery thereof by the Issuer, constitutes the valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

          (iii) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Trustee of the Indenture.

          (6) The favorable opinion, dated the Closing Date, of [___________] , counsel for the Underwriter, with respect to the issue and sale of the Notes, the Registration Statement, this Agreement, the Final Prospectus and such other related matters as the Underwriter may require.

          (e) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, and the Underwriter shall have received a certificate of the Chairman of the Board, the President or any Vice President of Walter Industries, on behalf of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (f) At the Closing Date, Price Waterhouse LLP shall have furnished to you a letter of such firm (I) to the effect that (i) they have made a statistical sample of the Accounts, compared certain attributes from the files relating to such Accounts to a magnetic tape prepared by the Issuer,
(ii) as a result of such comparison they are [95]% confident that the information in Account files for the attributes so tested will not vary from the corresponding information on such magnetic tape by more than [3]% and
(iii) based on certain assumptions supplied to them by the Issuer, the amounts in the Collection Account on each Payment Date will be sufficient to make the payment of interest and principal on the Notes issued by the Issuer due on such Payment Date and to pay the final installment of principal of such Notes on or before the Maturity Date for such Notes and (II) to the effect of the letter furnished by them to the Trustee pursuant to Section 2.12(g) of the Indenture in connection with the issuance of the Notes. (Such letter may consist of a copy of the letter furnished to the Trustee accompanied by a letter addressed to you indicating that you may rely on such letter as if it were addressed to you directly.)

          (g) On the Closing Date, Price Waterhouse LLP shall have furnished to you a letter or letters, dated as of the Closing Date, addressed to you, to such effect as you reasonably may request in respect of the Final Prospectus.

          (h) On the Closing Date, you shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated as of the Closing Date, as to the due acceptance of the Indenture by the Trustee and the due execution and delivery of the Notes delivered by the Trustee thereunder and such other matters as you shall request.

          (i) By the Closing Date, the Class A-1 Notes shall be rated
["Aaa" by Moody's Investors Service, Inc. ("Moody's")]["AAA" by Standard & Poor's Ratings Services ("Standard & Poor's")] ["AAA" by Duff & Phelps Credit Rating Co. ("DCR")] ["AAA" by Fitch IBCA, Inc. ("Fitch")] the Class A-2 Notes be rated at least ["Aa2" by Moody's] ["AA+" by Standard & Poor's] ["AA" by Fitch]["AA" by DCR]; the Class A-3 Notes be rated at least ["A2" by Moody's] ["AA" by Standard & Poor's] ["A" by Fitch] ["A" by DCR]; and the Class A-4 Notes be rated at least ["Baa2" by Moody's] ["BBB" by Standard & Poor's] ["BBB" by Fitch]["BBB" by DCR].

          (j) The Holding Account Agreement shall have been duly authorized, executed and delivered by all parties thereto.

          (k) The Purchase Agreement shall have been duly authorized, executed and delivered by all parties thereto.

          (l) Form UCC-1 financing statements with respect to the Trust Estate shall have been filed in the appropriate offices in (i) the State of Florida naming the Issuer as seller/debtor and the Trustee as buyer/secured party and the Company as debtor and the Issuer as secured party and (ii) the State of Delaware naming the Issuer as debtor and the Trustee as secured party.

          (m) On the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4.

          SECTION 6. Indemnification.

          A. The Company agrees to indemnify and hold harmless the Underwriter and each person if any, who controls the Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (a "Collateral Error") in the information concerning the Accounts furnished by the Company to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials, Collateral Term Sheets or ABS Term Sheets included in such Current Report (or amendment or supplement thereof), (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), and (iii) such indemnity with respect to any Collateral Error shall not inure to the benefit or the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials, Collateral Term Sheets or ABS Term Sheets that were prepared on the basis of such Collateral Error, if, prior to the time of confirmation of the sale of the Notes to such person, the Company notified the Underwriter in writing of the Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any such case, a "Corrected Collateral Error"), and the Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, as applicable. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          B. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to (A) written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B) any Computational Materials, Collateral Term Sheets or ABS Term Sheets furnished to the Company by the Underwriter pursuant to Section 10 and incorporated by reference in the Registration Statement or the Final Prospectus (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Collateral Error, other than a Corrected Collateral Error). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          C. Promptly after receipt by any indemnified party under this
Section 6 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6.

          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 6 consist of the Underwriter or any of its controlling persons, or by the Company, if the indemnified parties under this Section 6 consists of the Company or any of the Company's directors, officers or controlling persons.

          Each indemnified party, as a condition of the indemnity agreements contained in Section 6(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(A) or (B) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

          The relative benefits of the Underwriter and the Company shall be deemed to be in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Final Prospectus bears to the public offering price appearing on the final cover page of the Final Prospectus.

          The relative fault of the Underwriter and the Company shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

          The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          In no case shall the Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 8. Representations Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company and shall survive delivery of the Notes to the Underwriter.

          SECTION 9. Termination of Agreement. (a) The Underwriter may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Date (i) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (ii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          SECTION 10. Computational Materials and ABS Term Sheets.

          (a) Not later than 10:30 a.m., New York City time, on a date no later than four business days before delivery of the Final Prospectus to the Underwriter, the Underwriter shall deliver to the Company five complete copies of all materials provided by the Underwriter to prospective investors in the Notes which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and together with the Kidder Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters. In the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, if such Collateral Term Sheets have not previously been delivered to the Company as contemplated by Section 10(b)(i) below, five complete copies of such Collateral Term Sheets shall be delivered by the Underwriter to the Company no later than 10:30 a.m., New York City time, on the first business day following the date on which such Collateral Term Sheets were initially provided to a potential investor. Each delivery of Computational Materials, Collateral Term Sheets and/or ABS Term Sheets to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 11 hereof and one copy of such materials to the Company.

          (b) The Underwriter represents and warrants to and agree with the Company, as of the date hereof and as of the Closing Date, that:

                    (i) if the Underwriter has provided any Collateral Term
               Sheets to potential investors in the Notes prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case the Underwriter delivered four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 11 hereof and one copy of such materials to the Company no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

                    (ii) the Computational Materials (either in original,
               aggregated or consolidated form), Collateral Term Sheets and ABS Term Sheets furnished to the Company pursuant to Section 10(a) or as contemplated in Section 10(b)(i) constitute all of the materials furnished to prospective investors by the Underwriter (whether in written, electronic or other format) prior to the time of delivery thereof to the Company with respect to the Notes in accordance with the No-Action Letters, and such Computational Materials, Collateral Term Sheets and ABS Term Sheets comply with the requirements of the No-Action Letters;

                    (iii) except as resulting directly from any Collateral
               Error, on the respective dates any such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets with respect to the Notes were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to this Section 10 and on the Closing Date, such Computational Materials, Collateral Term Sheets and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (iv) all Computational Materials, Collateral Term Sheets
               and ABS Term Sheets contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials, Collateral Term Sheets or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

                    (v) all Collateral Term Sheets with respect to the Notes
               furnished to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Accounts contained in the Final Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

                    (vi) on and after the date hereof, the Underwriter shall
               not deliver or authorize the delivery of any Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials relating to the Notes (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Final Prospectus prior to or at the same time as the delivery of such Computational Materials, Collateral Term Sheets, ABS Term Sheets or other materials.

          Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Computational Materials, Collateral Term Sheets or ABS Term Sheets included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Collateral Error or materials superseding or correcting such Corrected Collateral Error).

          (c) The Underwriter acknowledges and agrees that the Company has not authorized and will not authorize the distribution of any Computational Materials, Collateral Term Sheets or ABS Term Sheets to any prospective investor, and agrees that any Computational Materials, Collateral Term Sheets or ABS Term Sheets with respect to the Notes furnished to prospective investors shall include a disclaimer in the form set forth in paragraph
(b)(v) above. The Underwriter agrees that it will not represent to investors that any Computational Materials, Collateral Term Sheets and/or ABS Term Sheets were prepared or disseminated on behalf of the Company.

          (d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials, Collateral Term Sheets or ABS Term Sheets provided by the Underwriter pursuant to this
Section 10 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the rules thereunder, the Underwriter, at its expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

          (e) The Underwriter (at its own expense) further agrees to provide to the Company any accountants' letters obtained relating to the Computational Materials, Collateral Term Sheets and/or ABS Term Sheets, which accountants' letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriter shall have no obligation to procure such letter.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at _______________________________________,
Attention:_________; notices to the Company shall be directed to the Company at 1500 North Dale Mabry Highway, Tampa, Florida 33607, Attention: Dean M. Fjelstul.

          SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of a Note from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company counterparts hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

                                                   Very truly yours,
                                                   MID-STATE HOMES, INC.

                                                   By:
                                                      -----------------------
                                                   Name:
                                                        ---------------------
                                                   Title:--------------------


CONFIRMED AND ACCEPTED, as of the date first above written:

[UNDERWRITER]


By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

Schedule I


--------------------------- -------------------------- -------------------------- -------------------------- ----------------------
                            Principal Amount of        Principal Amount of        Principal Amount of        Principal Amount of
Underwriter                 Class A-1 Notes            Class A-2 Notes            Class A-3 Notes            Class A-4 Notes
--------------------------- -------------------------- -------------------------- -------------------------- ----------------------


--------------------------- -------------------------- -------------------------- -------------------------- -----------------------

                            $                          $                          $                          $
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------


                            $                          $                          $                          $
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------


                            $                          $                          $                          $
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------


                            $                          $                          $                          $
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------

                            $                          $                          $                          $
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------

                                    EXHIBIT A

                       [Form of New York Counsel Opinion]

                                       A-1

                                   EXHIBIT B-l

                        [Form of Florida Counsel Opinion]

                                      B-1-1

                                   EXHIBIT B-2

                        [Form of Florida Counsel Opinion]

                                      B-2-1

                                    EXHIBIT C

                         [Form of Owner Trustee Opinion]

                                       C-1